   As filed with the Securities and Exchange Commission on January 6, 1994
                                                Registration No. 33-_______
                                                Registration No. 33-48846
                                                (Post-Effective Amendment No. 1)

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      and
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                               -----------------

                           MERRILL LYNCH & CO., INC.
             (Exact name of registrant as specified in its charter)
         DELAWARE                   MERRILL LYNCH WORLD          13-2740599
 (State or other jurisdiction          HEADQUARTERS           (I.R.S. Employer
of incorporation or organization)      NORTH TOWER           Identification No.)
                                  WORLD FINANCIAL CENTER
                                 NEW YORK, NEW YORK 10281
                         (Address of Principal Executive Offices)

                               -----------------

           MERRILL LYNCH & CO., INC. 401(k) SAVINGS & INVESTMENT PLAN
                            (Full title of the plan)

                              --------------------

              ROSEMARY T. BERKERY, ESQ., Associate General Counsel
                           Merrill Lynch & Co., Inc.
                        Merrill Lynch World Headquarters
                      North Tower, World Financial Center
                         New York, New York 10281-1334
                    (Name and address of agent for service)
  Telephone number, including area code, of agent for service: (212) 449-6990

                        CALCULATION OF REGISTRATION FEE

                                                       Proposed
                                                       Maximum      Proposed
                                                       Offering     Maximum         Amount of
Title of Securities                    Amount to       Price        Aggregate       Registration
    to be Registered                   be Registered   Per Share    Offering Price  Fee
- -------------------------------------  -------------   -----------  --------------  ------------
Common Stock,
  par value $1.33 1/3 per
  share (including Pre-
  ferred Stock Purchase
  Rights) (1).............              2,000,000      $40.125      $80,250,000      $27,670.20
Interests in the Plan................          (3)         N/A              N/A            N/A

       (1) Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock; value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

       (2) In accordance with Rule 457(h), the filing fee is based on the maximum number of the registrant's securities issuable under the plan that are covered by this Registration Statement.

       (3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

             Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus to which this Registration Statement and Post-Effective Amendment to Registration Statement relate is a combined prospectus and relates to Registration Statement No. 33-48846 filed by the Registrant on Form S-8 on June 25, 1992. The Post-Effective Amendment constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-48846 and shall become effective upon filing in accordance with Section 8(c) of the Securities Act of 1933 and Rule 464 promulgated thereunder.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


             The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                    PART II

             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

       ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

             The Annual Report of Merrill Lynch & Co., Inc. (the "Company") on Form 10-K for the year ended December 25, 1992, Quarterly Reports on Form 10-Q for the quarters ended March 26, 1993, June 25, 1993 and September 24, 1993, Form 8-A/A dated October 11, 1993 and Current Reports on Form 8- K dated January 25, 1993, January 26, 1993, January 28, 1993, February 1, 1993, February 22, 1993, March 1, 1993, March 19, 1993, April 13,
       1993, April 15, 1993, April 22, 1993, April 27, 1993, April 29, 1993,
       June 24, 1993, June 28, 1993, July 7, 1993, July 13, 1993, July 27, 1993,
       September 8, 1993, September 13, 1993, September 23, 1993, October 7, 1993, October 11, 1993, October 15, 1993, October 27, 1993, December 17,
       1993, December 22, 1993, December 27, 1993 and December 30, 1993 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement and Post-Effective Amendment to Registration Statement.

             The Annual Report of the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan (the "Plan") on Form 11-K for the fiscal year ended December 31, 1992, filed pursuant to Section 15(d) of the Exchange Act, is hereby incorporated by reference into this Registration Statement and Post-Effective Amendment to Registration Statement.

             All documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the securities registered pursuant to this Registration Statement and Post-Effective Amendment to Registration Statement shall be deemed to be incorporated by reference into this Registration Statement and Post-Effective Amendment to Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and Post-Effective Amendment to Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and Post-Effective Amendment to Registration Statement.

       ITEM 4.  DESCRIPTION OF SECURITIES.

             Not Applicable.

       ITEM 5.  INTERESTS OF EXPERTS AND COUNSEL.

             None.


       ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

             Article XIII, Section 2 of the Restated Certificate of Incorporation of the Company provides in effect that, subject to certain limited exceptions, the Company shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware. The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. Like indemnification and insurance is also provided to those employees of the Company who serve as administrators of the Plan. In addition, the Company has entered into contracts with all of its directors providing for indemnification of such persons by the Company to the full extent authorized or permitted by law, subject to certain limited exceptions.

       ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

             Not Applicable.

       ITEM 8.  EXHIBITS.

       4(a)* Restated Certificate of Incorporation effective April 24, 1987, as amended April 29, 1993 (incorporated by reference as an exhibit hereto from Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 27,

____________
* Not separately filed herewith.

             1987 and from Exhibit 3 to the Company's Quarterly Report on Form
             10-Q for the quarter ended March 26, 1993 (File No. 1-7182))
       4(b)* By-Laws effective October 25, 1993 (incorporated by reference as an exhibit hereto from Exhibit 3(i) to the Company's Quarterly
             Report on Form 10-Q for the quarter ended September 24, 1993)
       4(c)* Form of Common Stock Certificate (incorporated by reference as an exhibit hereto from Exhibit 4(c) to Registration Statement on Form
             S-8 No. 33-41942)
       4(d)* Certificate of Designation dated December 17, 1987 regarding
             Series A Junior Preferred Stock (incorporated by reference as an exhibit from Exhibit 3(f) to Registration Statement on Form S-3 No.
             33-19975)
       4(e)* Certificate of Designation dated March 30, 1988 (incorporated by reference as an exhibit hereto from Exhibit 3 to ML & Co., Current
             Report on Form 8-K dated March 30, 1988 (File No. 1-7182))
       4(f)* Rights Agreement, including form of Preferred Stock Purchase
             Rights, dated as of December 16, 1987 (incorporated by reference as an exhibit hereto from Exhibit 1 to ML & Co.'s Current Report on
             Form 8-K dated December 16, 1987 (File No. 1-7182))
       5(a)  Opinion of Brown & Wood re: legality
       5(b)* Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code
             (incorporated by reference as an exhibit hereto from Exhibit 5 to
             Registration Statement on Form S-8 No. 33-48846)
       15  * Letter re: unaudited interim financial information (incorporated by reference as an exhibit hereto from Exhibit 15 to the Company's
             Quarterly Report on Form 10-Q for the quarter ended September 24,
             1993)
       23    Consents of Brown & Wood and Deloitte & Touche
       24    Power of Attorney (included on page 8)


       ITEM 9.  UNDERTAKINGS

             The undersigned registrants hereby undertake:

             (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

_____________
* Not separately filed herewith

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to
       Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
                                ---- ----

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the ML & Co.'s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, (and, with respect to the Plan, each filing of the Plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
                                ---- ----

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             The Registrant.  Pursuant to the requirements of the Securities Act
             --------------
       of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement and the Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 6th day of January, 1994.

                                                 MERRILL LYNCH & CO., INC.


                                                By: /s/ Daniel P. Tully
                                                ________________________
                                                     Daniel P. Tully
                                                    (Chairman of the Board)

             KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel P. Tully, Stephen L. Hammerman and Joseph T. Willett, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to each Registration Statement amended hereby, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

             PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND THE POST-EFFECTIVE AMENDMENT HAVE BEEN SIGNED
       BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE    DAY
       OF DECEMBER, 1993.

              Signature                Title
              ---------                -----

          /s/ Daniel P. Tully
         ________________________      Chairman of the Board and Director
         (Daniel P. Tully)             (Chief Executive Officer)


         /s/ Joseph T. Willett
         ________________________      Senior Vice President,
         (Joseph T. Willett)           Chief Financial Officer and Controller

              Signature                Title
              ---------                -----

         /s/ William O. Bourke
         ________________________      Director
         (William O. Bourke)

         /s/ Jill K. Conway
         ________________________      Director
         (Jill K. Conway)

         /s/ William J. Crowe, Jr.
         ________________________      Director
         (William J. Crowe, Jr.)

         /s/ Stephen L. Hammerman
         ________________________      Director
         (Stephen L. Hammerman)

         /s/ Robert A. Hanson
         ________________________      Director
         (Robert A. Hanson)

         /s/ Earle H. Harbison, Jr.
         ________________________      Director
         (Earle H. Harbison, Jr.)

         /s/ George B. Harvey
         ________________________      Director
         (George B. Harvey)

         /s/ Robert P. Luciano
         ________________________      Director
         (Robert P. Luciano)

         /s/ John J. Phelan, Jr.
         ________________________      Director
         (John J. Phelan, Jr.)

         /s/ Charles A. Sanders
         ________________________      Director
         (Charles A. Sanders)

         /s/ William L. Weiss
         ________________________      Director
         (William L. Weiss)

       The Plan:  Pursuant to the requirements of the Securities Act of 1933,
       --------
       the Administrative Committee (the persons who administer the employee benefit plan) has duly caused this Registration Statement and the Post-Effective Amendment to be signed on its behalf by the undersigned thereunto duly authorized, in The City of New York, State of New York, on January 6, 1994.


                                      MERRILL LYNCH & CO., INC.
                                      401(k) SAVINGS INVESTMENT PLAN



                                      By: /s/ Daniel C. Rowland
                                          -----------------------
                                            Daniel C. Rowland
                                            Chairman, Administrative Committee

                                 EXHIBIT INDEX


       Exhibit No.  Description                                      Page
       -----------  -----------                                      ----

       5(a)         Opinion of Brown & Wood
                    re: legality

       23           Consents of Brown & Wood and Deloitte & Touche